Exhibit 99.1

• • • • • •	JDA Software Group, Inc. NEWS RELEASE	JDA Investor Relations Contacts: Kristen L. Magnuson, Executive Vice President & Chief Financial Officer, JDA Software Group, Inc. Tel: 480-308-3000

JDA Software Reports Substantial Earnings Growth in Second Quarter 2007
Total Software Up 80%, Earnings Increase of $3.7 Million over Q2 2006
Scottsdale, Ariz. — July 23, 2007 — JDA® Software Group, Inc. today announced financial results for the second quarter ended June 30, 2007. JDA reported total revenues of $90.8 million and software revenues of $18.6 million for second quarter 2007. This represents a 75% increase over the $51.8 million in total revenues and an 80% increase over the $10.4 million in software revenues reported for second quarter 2006. The Manugistics Group, Inc. acquisition, which closed on July 5, 2006, added $40.1 million in revenues during second quarter 2007, which includes $6.9 million of software revenue.
     JDA reported adjusted non-GAAP earnings for second quarter 2007 of $0.31 per share, which excludes amortization of acquired software technology and intangibles, restructuring charges and stock-based compensation, as compared to adjusted non-GAAP earnings per share of $0.10 for second quarter 2006, which excluded amortization of acquired software technology and intangibles, restructuring charges and stock-based compensation. The Company reported GAAP net income for second quarter 2007 of $4.8 million or $0.14 per share, as compared to a GAAP net income of $1.1 million or $0.04 per share in second quarter 2006. JDA reported adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of $20.9 million for second quarter 2007, compared to $5.0 million for second quarter 2006.
     “We marked the one-year anniversary of our Manugistics acquisition by delivering record total revenues, a sequential and quarter-over-quarter increase in software licenses and triple-digit earnings growth over second quarter 2006. We have been heavily focused on sales execution since the acquisition and I believe that these efforts are paying off with excellent sales and a solid pipeline of new business opportunities,” said JDA CEO Hamish Brewer.
     “Additionally we are seeing a surge in demand from new customers, which represent 40% of our software license sales during the first half of 2007 as compared to 20% in the first six months of 2006. While we will continue to nurture and expand business within our existing client base, we are excited by this growth trend and anticipate welcoming even more companies into the JDA user community this year,” said Brewer.
Second Quarter 2007 Highlights
•	Significant Software Deals in Every Region, Industry: Signing 71 new software license deals including four contracts that exceeded $1.0 million and five multiple product deals, JDA achieved positive quarter-over-quarter software sales across every region during second quarter 2007.
-more-

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➢	In the Americas JDA closed $10.8 million in software license deals in second quarter 2007, compared to $5.1 million in second quarter 2006. The Regional Results include two large deals greater than $1.0 million and other software transactions with customers including Christopher & Banks, Inc. and Phillips-Van Heusen Corporation.

➢	JDA’s EMEA region closed $5.0 million in software deals in the second quarter 2007, compared to $3.2 million in second quarter 2006, with new customers including Axfood IT AB, Gloria Jeans Corporation and TOP-TOY A/S.

➢	JDA’s Asia Pacific region closed $2.8 million in software licenses during the second quarter 2007, compared to $2.1 million in second quarter 2006. Significant wins in this region included Haorizi Science & Technology Co, Ltd. in China
•	Major Milestone Achieved with JDA Supply Chain Planning & Optimization: JDA reached a key R&D milestone with the June 2007 general release of its Supply Chain Planning and Optimization 7.4.0.0 product suite. Featuring enhancements and integration among 15 leading applications, this comprehensive suite enables companies to improve performance, efficiency and decision-making in the customer-driven value chain. The suite includes JDA Promotions Management, a brand new application that enables retail buyers and category managers to pinpoint what products to promote, at what price and in which locations so as to meet financial plans.
•	JDA’s “Biggest and Best” Global Event Exceeds Expectations: JDA brought together the largest and most diverse contingency of clients at its 17th annual JDA FOCUS conference held on April 15 — 18 in New Orleans. In addition to growing its retail attendance, JDA registered 67% more manufacturers and 45% more wholesalers among its more than 1,500 FOCUS 2007 participants than in 2006. The global event earned the endorsements of customers for JDA’s unique value proposition of optimizing one view of demand across the supply and demand chain.
•	JDA Ranked Seventh Among Fastest Growing Software Companies: Highlighting JDA’s 28.6% sales growth in 2006 over 2005, Baseline Magazine listed JDA as the seventh-fastest growing software company in its June 2007 issue. Baseline’s “The 40 Fastest Growing Software Companies” article examined the year-over-year revenue growth of public software companies with revenues exceeding $150 million. Baseline suggested that companies within the Top 10 will “continue to make waves in the software industry through mergers, acquisitions and innovative product offerings.”
•	Strong Financial Position: JDA ended second quarter 2007 with $65.4 million in cash after paying off $20 million of debt, leaving a debt position of $106.1 million. This compares to $53.6 million in cash and $141.1 million in debt at December 31, 2006. DSOs were 76 days at the end of

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second quarter 2007, compared to 89 days at the end of first quarter 2007 and 64 days at the end of second quarter 2006. Cash flow from operations was $24.9 million in second quarter 2007 compared to $18.4 million in first quarter 2007 and $13.3 million in second quarter 2006.
Six Month Results
     For the six months ended June 30, 2007, JDA reported total revenues of $181.5 million and software revenues of $35.7 million, compared to total revenues of $99.6 million and software revenues of $17.5 million for the six months ended June 30, 2006. The Manugistics acquisition added $76.6 million in revenues during the six months ended June 30, 2007, which includes $11.1 million of software revenue.
     JDA reported adjusted non-GAAP earnings for the six months ended June 30, 2007 of $0.59 per share, which excludes amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and a gain on the sale of an office facility, as compared to adjusted non-GAAP earnings per share of $0.16 for the six months ended June 30, 2006, which excluded amortization of acquired software technology and intangibles, restructuring charges and stock-based compensation. JDA reported GAAP net income for the six months ended June 30, 2007 of $10.2 million or $0.30 per share, as compared to a GAAP net income of $1.6 million or $0.05 per share in the six months ended June 30, 2006. JDA reported adjusted EBITDA of $40.5 million for six months ended June 30, 2007 compared to $9.1 million for the six months ended June 30, 2006.
     Between now and the filing of JDA’s quarterly report on Form 10-Q, the Company will finalize the purchase price allocation on the Manugistics acquisition. Accordingly, additional purchase accounting adjustments may still be made to the opening balance sheet and goodwill recorded on the transaction.
Conference Call Information
     JDA will host a conference call at 4:45 p.m. Eastern time today to discuss earnings results for its second quarter ended June 30, 2007. To participate in the call, dial 1-877-860-4996 (United States) or 1-973-582-2854 (International) and ask the operator for the “JDA Software Group Second Quarter 2007 Earnings Conference Call.” A replay of the conference call will begin July 23, 2007 at 7:45 p.m. Eastern time and will end on August 23, 2007 at 11:59 p.m. Eastern time. To hear the replay, dial 1-877-519-4471 (United States) or 1-973-341-3080 (International) using pin number 8906208.
     To participate in the live Web cast of the call, go to the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=000040CF. A replay of the Web cast will be available approximately five minutes after the conclusion of the event.
     About JDA Software Group, Inc.
     JDA® Software Group, Inc. (Nasdaq:JDAS) is the enduring demand and supply chain partner to the world’s leading retailers, manufacturers and suppliers, helping 5,500 customers in more than 60 countries realize real demand chain results. JDA has solidified a unique marketplace position, in that only JDA can offer

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a complete vertically-focused solution with the depth and breadth of capabilities necessary to enable the Customer-Driven Value Chain. JDA software solutions enable high-performance business process optimization and execution to achieve a connected view of the customer from raw materials flowing into production to end-consumer products at the shelf. With offices in major cities around the world, JDA employs the industry’s most experienced supply and demand chain experts to develop, deliver and support its solutions. For more information, visit www.jda.com, email info@jda.com or call 1-800-479-7382.

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, (i) Mr. Brewer’s statement that our efforts to improve sales execution are paying off with a solid pipeline of new business opportunities; (ii) our belief that we will continue to see strong demand for our products from new customers; and, (iii) any implication that our new release of the Supply Chain Planning and Optimization 7.4.0.0 product suite or our belief that our FOCUS 2007 user conference will lead to an increase in future sales of our products. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) the possibility that our efforts to improve our sales execution may not be successful in one or more of our regions, or may not result in increased sales; (b) the possibility that in future quarters we many not experience higher rates of sales to new customers such as the rates we experienced in the second quarter of 2007; (c) the possibility that neither the release of Supply Chain Planning and Optimization 7.4.0.0, nor our FOCUS 2007 user conference will stimulate additional demand resulting in additional product sales; and (d) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
     This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
     The Company uses non-GAAP measures of performance, including adjusted operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and (iv) these non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of the Company’s performance. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation.
     Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:

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     • Amortization charges for acquired technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.
     • We exclude depreciation and amortization of intangibles because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business.
     • Restructuring charges are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.
     • Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company. Because equity compensation varies significantly from company to company, excluding such charges facilitates peer comparisons.
     • Sales of office facilities are non-routine transactions, not directly related to our core business of selling software and related services and hardware.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
     Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
     Some of the limitations in relying on non-GAAP financial measures are:
     • Depreciation and amortization of intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.
     • The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.
     • Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.
     • Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
     We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
     The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods. Third, these non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of the Company’s performance.
JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

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JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	June 30,	December 31,
	2007	2006
ASSETS

Current Assets:
Cash	$65,438	$53,559
Accounts receivable, net	76,455	79,491
Deferred tax asset	16,764	16,736
Prepaid expenses and other current assets	18,568	17,011

Total current assets	177,225	166,797

Non-Current Assets:
Property and equipment, net	45,094	48,391
Goodwill	149,756	145,976
Other Intangibles, net:
Customer lists	151,431	158,519
Acquired software technology	32,441	35,814
Trademarks	3,852	4,691
Deferred tax asset	47,655	54,164
Other non-current assets	10,187	10,392

Total non-current assets	440,416	457,947

Total Assets	$617,641	$624,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,103	$4,843
Accrued expenses and other liabilities	45,376	47,183
Income tax payable	6,032	3,725
Current portion of long-term debt	3,281	3,281
Deferred revenue	80,925	66,662

Total current liabilities	140,717	125,694

Non-Current Liabilities:
Long-term debt.	102,813	137,813
Accrued exit and disposal obligations	13,193	20,885
Income taxes payable	3,540	—

Total non-current liabilities	119,546	158,698

Total Liabilities	260,263	284,392

Redeemable Preferred Stock	50,000	50,000

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 30,903,922 and 30,569,447 shares, respectively	309	305
Additional paid-in capital	287,549	275,705
Deferred compensation	(6,462)	(904)
Retained earnings	36,861	27,628
Accumulated other comprehensive loss	2,575	1,018

	320,832	303,752
Less treasury stock, at cost, 1,181,014 and 1,176,858 shares, respectively	(13,454)	(13,400)

Total stockholders’ equity	307,378	290,352

Total liabilities and stockholders’ equity	$617,641	$624,744

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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES:
Software licenses	$18,626	$10,353	$35,654	$17,496
Maintenance services	42,961	21,673	87,439	43,326

Product revenues	61,587	32,026	123,093	60,822

Consulting services	26,458	17,865	53,207	35,273
Reimbursed expenses	2,705	1,871	5,167	3,520

Service revenues	29,163	19,736	58,374	38,793

Total revenues	90,750	51,762	181,467	99,615

COST OF REVENUES:
Cost of software licenses	724	370	1,189	762
Amortization of acquired software technology	1,502	1,150	3,373	2,403
Cost of maintenance services.	11,696	6,965	22,749	12,928

Cost of product revenues	13,922	8,485	27,311	16,093

Cost of consulting services	20,326	12,715	41,600	24,769
Reimbursed expenses	2,705	1,871	5,167	3,520

Cost of service revenues	23,031	14,586	46,767	28,289

Total cost of revenues .	36,953	23,071	74,078	44,382

GROSS PROFIT	53,797	28,691	107,389	55,233

OPERATING EXPENSES:
Product development	11,996	11,245	25,783	22,003
Sales and marketing	15,103	9,292	29,911	17,508
General and administrative	10,558	6,347	21,134	13,312
Amortization of intangibles	3,963	891	7,926	1,784
Restructuring charges	2,232	521	6,276	521
Gain on sale of office facility.	—	—	(4,128)	—

Total operating expenses	43,852	28,296	86,902	55,128

OPERATING INCOME	9,945	395	20,487	105

Interest expense and amortization of loan fees	(3,175)	(27)	(6,625)	(80)
Interest income and other, net	795	1,321	1,464	2,304

INCOME BEFORE INCOME TAXES	7,565	1,689	15,326	2,329

Income tax provision	2,742	614	5,087	767

NET INCOME	$4,823	$1,075	$10,239	$1,562

BASIC EARNINGS PER SHARE	$.15	$.04	$.31	$.05

DILUTED EARNINGS PER SHARE	$.14	$.04	$.30	$.05

SHARES USED TO COMPUTE:
Basic earnings per share	33,225	29,172	33,148	29,139

Diluted earnings per share	33,955	29,648	33,760	29,661

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
NON-GAAP OPERATING INCOME (LOSS) AND ADJUSTED EBITDA

Operating income (loss) (GAAP BASIS)	$9,945	$395	$20,487	$105

Adjustments for non-GAAP measures of performance:

Add back amortization of acquired software technology	1,502	1,150	3,373	2,403
Add back amortization of intangibles	3,963	891	7,926	1,784
Add back restructuring charges	2,232	521	6,276	521
Less gain on sale of office facility	—	—	(4,128)	—

Adjusted non-GAAP operating income	17,642	2,957	33,934	4,813

Add back depreciation	2,241	1,865	4,640	3,803
Add back stock-based compensation	991	228	1,879	445

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$20,874	$5,050	$40,453	$9,061

NON-GAAP OPERATING INCOME (LOSS) AND AJDUSTED EBITDA, as a percentage of revenue

Operating income (loss) (GAAP BASIS)	11%	1%	11%	—%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	2%	2%	2%	2%
Amortization of intangibles	4%	2%	4%	2%
Restructuring charges	2%	1%	3%	1%
Gain on sale of office facility	—%	—%	(2%)	—%

Adjusted non-GAAP operating income	19%	6%	19%	5%

Depreciation	2%	4%	2%	4%
Stock-based compensation	1%	—%	1%	—%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	23%	10%	22%	9%

NON-GAAP EARNINGS PER SHARE

Income before income tax provision	$7,565	$1,689	$15,326	$2,329

Amortization of acquired software technology	1,502	1,150	3,373	2,403
Amortization of intangibles	3,963	891	7,926	1,784
Restructuring charges	2,232	521	6,276	521
Stock-based compensation	991	228	1,879	445
Gain on sale of office facility	—	—	(4,128)	—

Adjusted income before income taxes	16,253	4,479	30,652	7,482

Adjusted income tax expense	5,689	1,568	10,728	2,619

Adjusted net income	$10,564	$2,911	$19,924	$4,863

Adjusted non-GAAP diluted earnings per share	$0.31	$0.10	$0.59	$0.16

Shares used to compute non-GAAP diluted earnings per share	33,955	29,648	33,760	29,661

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	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
CASH FLOW INFORMATION

Net cash provided by operating activities	$24,999	$13,319	$43,307	$18,386

Net cash used in investing activities:
Payment of direct costs related to acquisitions	$(2,109)	$—	$(4,414)	$(119)
Purchase of other property and equipment	(1,447)	(1,230)	(3,983)	(1,972)
Proceeds from disposal of property and equipment	20	47	6,821	60
Net (purchases) sales and maturities of marketable securities	$—	$42,010	$—	$35,484
Payment received on promissory note receivable	—	—	—	1,213

	$(3,536)	$40,827	$(1,576)	$34,666

Net cash provided by financing activities:
Issuance of common stock under equity plans	$2,511	$100	$4,054	$994
Principal payments on term-loan agreement	(20,000)	—	(35,000)	—
Other, net	239	(88)	303	(129)

	$(17,250)	$12	$(30,643)	$865